Exhibit 99.1

PRESS RELEASE

XWELL Reports Third Quarter 2025 Results

NEW YORK — November 14, 2025 – XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), a leading provider of wellness solutions for people on the go, today announced results for the third quarter ended September 30, 2025.

Recent Operating Highlights

•	Revenue for the 2025 third quarter totaled $7.3 million.

•	Cost of sales decreased approximately 8% from the 2024 third quarter.

•	General and administrative expenses, excluding one-time credits, decreased approximately 32% from the 2024 third quarter.

•	The Company’s Priority Pass partnership has been expanded to key international airports across the Middle East and Europe, providing travelers with broader access to XWELL’s wellness offerings.

•	The Company continues its plans to grow beyond the airport with the opening of new brick-and-mortar locations at Bloomingdale Square in Brandon, Florida, and Waterford Lakes Town Center in Orlando, Florida.

•	In New York City, XWELL’s Penn Station location is set to open in mid-November, offering a convenient grab-and-go destination with wellness essentials designed to meet the needs of busy commuters.

•	Subsequent to the end of the third quarter XWELL streamlined its cost structure, reducing approximately $2.4 million in annualized staffing costs.

“We believe we are making meaningful progress against our priorities from diversifying access points, elevating brand relevance, and engaging with consumers wherever wellness matters the most,” said Ezra Ernst, CEO of XWELL. “Our expanded partnership with Priority Pass builds on the tremendous response we’ve seen from travelers across our U.S. airport spas, while the openings of off-airport wellness centers in Penn Station and several Florida markets demonstrate how XWELL is successfully extending its services to customers where they live, work, and travel. Supported by our long-standing CDC partnership, ongoing operational discipline and targeted growth strategy, I am confident in the opportunities that lie ahead for XWELL.”

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PRESS RELEASE

Reduced Corporate Infrastructure

XWELL also announced today that subsequent to the end of the 2025 third quarter, it implemented targeted actions to streamline its corporate cost structure, including removing approximately $2.4 million in annualized staffing costs. Additionally, as part of this initiative to optimize resources and align operations around its most critical business priorities, the Company integrated its HyperPointe™ business into existing operations. This action is anticipated to deliver meaningful cost savings while maintaining XWELL’s digital platform and AI capabilities, which are critical for supporting future growth.

“Following the end of the third quarter, we took decisive steps to streamline our cost structure and align operations around our most critical growth priorities,” Ezra Ernst added. “While decisions like these are never easy, with our operational foundation and infrastructure now in order, we believe XWELL remains well-positioned to expand efficiently both inside and outside of airports.”

Momentum Building Across Wellness Channels and Brands

During the past several months, XWELL has achieved various milestones that demonstrate the Company’s momentum in expanding beyond airport terminals and into broader consumer wellness markets. Its new off-airport locations feature a curated selection of health, wellness, and beauty treatments, each delivering the cohesive, elevated, and expert-led XWELL experience to an even wider audience. Recent highlights include:

•	In October 2025, the Company announced the global expansion of its partnership with Priority Pass, the world’s leading airport experiences program. Originally launched in North America, the partnership has now extended to key international airports across the Middle East and Europe, providing travelers with broader access to XWELL’s wellness offerings.

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PRESS RELEASE

•	Building on the Company’s strong foundation in Orlando, Florida -- where XWELL has long served wellness-minded travelers at its XpresSpa in Orlando International Airport -- XWELL opened a new wellness center at Waterford Lakes in early September 2025. To celebrate the occasion, XWELL was joined by the Orlando Magic which created an exciting, community-driven grand opening experience that brought together wellness enthusiasts, families and fans from across the region. As previously announced, XWELL was named the official wellness spa of the Orlando Magic through a multiyear partnership.

•	Representing another important step in its brick-and-mortar off-airport growth strategy, in mid-September 2025 XWELL strengthened its presence in Florida with the grand opening of a wellness center at Bloomingdale Square in Brandon, Florida.

•	In New York City, New York the Company’s new Penn Station location is currently set to open in mid-November and is expected to serve as a convenient grab-and-go destination offering wellness essentials tailored to busy commuters. Strategically positioned in one of the nation’s busiest transportation hubs, this tech-forward location is expected to focus on serving commuters, neighborhood locals and tourists with wellness-focused retail, autonomous massage, and nail care services, enabling seamless and efficient experiences.

•	XWELL also continues to pursue opportunities to potentially acquire complementary businesses and extend its reach into the broader wellness consumer landscape.

Biosecurity Program

Through XpresCheck, XWELL operates at the forefront of global biosecurity.

In March 2025, XWELL secured a three-year extension of its Traveler-based Genomic Surveillance Program (“TGS”), operated with the CDC and Ginkgo Bioworks Holdings. The TGS program, provides early detection of emerging pathogens, safeguarding national health through airport-based biosurveillance.

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Building on this foundation, XWELL’s biosecurity platform and expertise position the Company to capture new international growth opportunities across travel and mass-gathering settings. This includes biosecurity at large-scale deployments at high-profile global events such as the 2026 World Cup, the Haj, the 2026 Winter Olympics in Italy and the 2028 Summer Olympics in Los Angeles.

XpresCheck, which helped power national COVID-19 testing and reporting during the pandemic, now serves as the operational and technological core of this next phase of XWELL’s strategic, science-driven wellness initiatives.

Liquidity and Financial Condition

As of September 30, 2025, the Company had approximately $4.0 million of cash and cash equivalents (excluding restricted cash), approximately $237,000 in marketable securities, total current assets of approximately $10.8 million, and no long-term debt.

Third Quarter Financial Overview

•	Revenue: Approximately $7.3 million for the three months ended September 30, 2025, consisted of approximately $5.1 million for XpresSpa, approximately $1.7 million for XpresCheck, and approximately $0.5 million for Naples Wax Center.

•	Total Cost of Sales: Approximately $5.9 million for the three months ended September 30, 2025, compared with approximately $6.4 million in the comparable prior year period.

•	Total Operating Expenses: Approximately $2.3 million, including one-time credits, for the three months ended September 30, 2025, compared with approximately $6.8 million in the comparable prior year period.

•	Operating Loss: Approximately $0.8 million for the three months ended September 30, 2025, compared with approximately $4.8 million in the comparable prior year period.

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•	Net Loss Attributable to XWELL: Approximately $0.7 million for the three months ended September 30, 2025, compared with approximately $4.8 million in the comparable prior year period.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a global wellness company on a mission to liberate science-proven wellness for all. Through a portfolio of brands that include XpresSpa®, Naples Wax Center®, and XpresCheck®, XWELL delivers accessible, real-world wellness across travel, retail, and clinical settings. For more information on XWELL’s offerings, visit www.XWELL.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements relating to expectations about future results or events are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media Contact:

Heather Tidwell

MWW

htidwell@mww.com

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